Exhibit 99.1

FOR IMMEDIATE RELEASE

DATE:	March 23, 2021
CONTACT:	Kenneth J. Stephon
President and Chief Executive Officer
PHONE:	267-540-8500

WILLIAM PENN BANCORP, INC. ANNOUNCES

SECOND-STEP CONVERSION OFFERING RESULTS AND

EXPECTED CLOSING DATE AND

PRELIMINARY QUARTERLY RESULTS OF OPERATIONS

Bristol, Pennsylvania, March 23, 2021 — William Penn Bancorp, Inc. (OTC Pink: WMPN) (the “Company”), the parent company for William Penn Bank (the “Bank”), announced today the results of the subscription offering in connection with the “second step” conversion of its mutual holding company parent, William Penn, MHC (the “MHC”). The closing of the conversion and offering, which is expected to occur on March 24, 2021, is subject to the satisfaction of customary closing conditions.

It is expected that the Company’s common stock will continue to trade on the OTC Pink Marketplace under the trading symbol “WMPN” through March 24, 2021. Beginning on March 25, 2021, the common shares of William Penn Bancorporation are expected to trade on the Nasdaq Capital Market under the trading symbol “WMPN.”

As a result of the conversion and offering, both the Company and the MHC will cease to exist and a newly-chartered Maryland corporation, William Penn Bancorporation, will become the parent holding company of the Bank. William Penn Bancorporation will be wholly owned by public shareholders.

A total of 12,640,035 shares of common stock are expected to be sold in the subscription offering at a price $10.00 per share. The offering was oversubscribed by eligible depositors of the Bank having a first tier priority (i.e., depositors having a qualifying deposit as of June 30, 2019) under the Company’s Plan of Conversion and Reorganization (the “Plan”). Accordingly, shares will be allocated to valid orders received from those depositors in accordance with the terms of the Plan, as described in the Prospectus. All other orders received will not be filled. Persons wishing to confirm their stock allocations may contact the Stock Information Center at (855) 414-2266, which will be open for this purpose from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday.

In addition, as part of the conversion, each outstanding share of Company common stock owned by public shareholders (i.e., shareholders other than the MHC) as of the closing date will be converted into the right to receive 3.2585 shares of William Penn Bancorporation common stock in exchange for each share of Company common stock. This exchange ratio ensures that, upon the closing of the conversion and offering, the public shareholders will hold approximately the same aggregate percentage ownership interest in William Penn Bancorporation as they held in the Company before the closing of the transaction. Cash will be issued in lieu of fractional shares based on the offering price of $10.00 per share. Upon closing, William Penn Bancorporation’s total outstanding shares are expected to be 15,170,754 shares, before taking into account adjustments for fractional shares.

William Penn Bancorporation’s transfer agent expects to mail Direct Registration System (“DRS”) statements for shares of William Penn Bancorporation common stock on or about March 25, 2021 to persons who purchased common stock in the subscription offering. Existing Company shareholders holding shares in street name will receive shares of William Penn Bancorproation common stock within their accounts. Shareholders holding shares in certificated form will be mailed a letter of transmittal containing instructions as to how to exchange their shares. Shareholders will receive a DRS statement and cash in lieu of fractional shares after returning their Company stock certificates and a properly completed letter of transmittal to William Penn Bancorporation’s transfer agent.

Piper Sandler & Co. acted as marketing agent to William Penn Bancorporation. Kilpatrick Townsend & Stockton LLP acted as legal counsel to William Penn Bancorporation and Silver, Freedman Taff & Tiernan LLP acted as legal counsel to Piper Sandler & Co.

In connection with the anticipated closing of the conversion and offering, the Company also provided preliminary earnings guidance for the quarter ending March 31, 2021. Net income for the quarter ending March 31, 2021 is anticipated to be in the range of $700 thousand to $750 thousand compared to net income of $1.4 million for the quarter ended December 31, 2020. The decrease in net income is primarily attributable to the continued compression of the Company’s net interest margin as the weighted-average rate on newly-originated loans was lower than the weighted-average rate on loans that have paid off, as well as constrained lending volume due to the pandemically-challenged economy. In addition, the net income for the quarter ended December 31, 2020 included a $454 thousand gain on the sale of real estate. The quarter ended March 31, 2021 will not include any gain on sale of real estate.

The Company provided this preliminary earnings guidance solely in connection with the anticipated closing of the conversion and offering, and William Penn Bancorporation does not anticipate that it will continue to provide any preliminary earnings guidance for any future periods following the completion of the conversion and offering.

About William Penn Bancorp, Inc.

William Penn Bancorp, Inc., headquartered in Bristol, Pennsylvania, is the holding company for William Penn Bank, which serves the Delaware Valley area through thirteen full-service branch offices in Bucks County and Philadelphia, Pennsylvania, and Burlington and Camden Counties in New Jersey. The Company’s executive offices are located at 10 Canal Street, Bristol, Pennsylvania 19007. William Penn Bank’s deposits are insured up to the legal maximum (generally $250,000 per depositor) by the Federal Deposit Insurance Corporation (FDIC). The primary federal regulator for William Penn Bank is the FDIC. For more information about the Company and the Bank, please visit www.williampenn.bank.

Cautionary Note About Forward-Looking Statements

This press release may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. These factors include, but are not limited to, general economic conditions, delays in consummation of the conversion and offering, difficulties in selling the common stock or in selling the common stock within the expected time frame, increased competitive pressures, the effects of the COVID-19 pandemic (including its impact on our business operations and credit quality, on our customers and their ability to repay their loan obligations and on general economic and financial market conditions), changes in the interest rate environment, legislative or regulatory changes that may adversely affect our business, changes in accounting policies and practices, changes in competition and demand for financial services, adverse changes in the securities markets, changes in deposit flows, changes in the quality or composition of our loan or investment portfolios and our ability to successfully integrate the business operations of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank, both of which we acquired on May 1, 2020, into our business operations. Additionally, other risks and uncertainties may be described in the Company’s Annual Report to Shareholders, which is available through the Company’s website www.williampenn.bank, and the prospectus of William Penn Bancorporation, which is available through the U.S. Securities and Exchange Commission’s website (www.sec.gov). Should one or more of these risks materialize, actual results may vary from those anticipated, estimated or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as may be required by applicable law or regulation, the Company assumes no obligation to update any forward-looking statements.

The shares of common stock of William Penn Bancorporation are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.